This filing is made pursuant to Rule 424(b)(3)
under the Securities Act of 1933
Registration No. 333-147146

PROSPECTUS

3,383,335 Shares

SEQUENOM, INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 3,383,335 shares of our common stock, $0.001 par value per share, held by the selling stockholders listed on pages 5-8 of this prospectus. The selling stockholders acquired the common stock from us in a private placement that closed in October 2007 and is more fully described on pages 5-8 of this prospectus under “Selling Stockholders.”

The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Our common stock is traded on the NASDAQ Global Market under the symbol “SQNM.” The last reported sale price of our common stock on November 2, 2007 was $8.91 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS UPDATED BY ANY SUBSEQUENT FILING WITH THE COMMISSION THAT IS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2007

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus is accurate only as of the date on the front of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, any information we have incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

SEQUENOM®, SpectroCHIP®, and MassARRAY® are registered trademarks and iPLEX™ is a trademark of SEQUENOM, Inc.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information about us that you should consider before investing in our common stock. You should carefully read this entire prospectus, the financial statements and related notes and other information incorporated by reference in this prospectus and any prospectus supplement, and the additional information described under the captions “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” on page 12, before making an investment decision. Whenever we refer to “Sequenom,” “we,” “our” or “us” in this prospectus or in any prospectus supplement, we mean Sequenom, Inc., unless the context indicates otherwise.

Sequenom, Inc.

Overview

We are a genetics company committed to providing genetic analysis products and services that translate genomic science into superior solutions for biomedical research, agricultural, molecular medicine applications and diagnostic applications including non-invasive prenatal diagnostics. Our proprietary MassARRAY system, comprised of hardware, software applications, consumable chips and reagents, is a high performance nucleic acid analysis platform that quantitatively and precisely measures genetic target material and variations therein. In late 2005, we launched our services business, which provides genetic analysis services to customers as a complement and as an alternative to our systems product offerings. Our research and development efforts are committed to producing new and improved components and applications for our MassARRAY system that will deliver greater system versatility and also reduce the cost per data point generated. Our research and development efforts are also directed to the development of diagnostic tests, particularly non-invasive prenatal diagnostics, for use on the MassARRAY system and other platforms.

We derive revenue primarily from sales of our MassARRAY hardware, software and consumable products. Our standard MassARRAY system combines four basic components:

•	proprietary analytical reaction technology and sample preparation and dispensing hardware to prepare DNA for analysis;

•	a coated silicon chip known as the SpectroCHIP bioarray;

•	a mass spectrometer, which uses an established analytical method that we have adapted for DNA analysis; and

•	bioinformatics software that records, calculates, and reports the data generated by the mass spectrometer.

Each of these components contributes to a high level of performance in terms of speed, accuracy, and cost efficiency. We have been selling MassARRAY products since 2000.

Our MassARRAY technology is accepted as a leading high-performance DNA analysis system for the fine mapping genotyping market. Our customers include clinical research laboratories, biotechnology companies, academic institutions and government agencies. To maximize market penetration and provide customer support for our expanding user base, we have established direct sales and support personnel serving North America, Europe, India and Asia, in addition to regional distribution partners in France, Israel, Japan, South Korea, New Zealand, Singapore, Taiwan, and Turkey.

Company Information

We were incorporated in the State of Delaware in 1994. Our principal executive offices are located at 3595 John Hopkins Court, San Diego, CA, 92121, and our telephone number at that address is (858) 202-9000. Our website address is www.sequenom.com. The information contained on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus.

The Offering

Common stock to be offered by the selling stockholders	3,383,335 shares

Common stock outstanding as of October 31, 2007	44,257,744 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NASDAQ Global Market Symbol	SQNM

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission, or SEC, which is incorporated herein by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21 E of the Exchange Act and may include, but are not limited to, statements concerning our possible or assumed future results of operations, business strategies, capital requirements and financing plans, competitive position, industry environment, potential growth opportunities, the progress of our research and development programs, receipt of regulatory clearances and approvals, the effects of future regulation and the effects of competition.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. We discuss these risks in greater detail under the heading “Risk Factors” in our SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement, and the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors discussed or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the accounts of the selling stockholders or their pledgees, donees, transferees or other successors-in-interest.

Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 3,383,335 shares of our common stock that we issued and sold for an aggregate purchase price of approximately $30.5 million to the selling stockholders identified below pursuant to separate purchase agreements, each dated as of October 25, 2007, by and between us and each of the selling stockholders. We are registering these shares of our common stock to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares, or interests therein, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, in the manner contemplated under “Plan of Distribution.”

The table below, including the footnotes, presents information regarding the selling stockholders and the shares of our common stock that were sold to the selling stockholders under the purchase agreements and that the selling stockholders may offer and sell from time to time under this prospectus. Except as set forth below, none of the selling stockholders nor any of their respective affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates within the past three years.

This table and the accompanying footnotes are prepared based in part on information supplied to us beginning on October 26, 2007 by the selling stockholders. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder and its affiliates may offer under this prospectus. The table and footnotes assume that the selling stockholders will sell all of such shares. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

Selling Stockholders	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
	Number	Percent		Number	Percent
Capital Ventures International (2)	300,000	*	300,000	—	—
Funds affiliated with Davidson Kempner Capital Management LLC (3)	4,034,713	9.1%	300,000	3,734,713	8.4%
Enable Growth Partners LP and its affiliates (4)	230,000	*	230,000	—	—
Funds affiliated with Evergreen Investment Management Co., LLC (5)	250,000	*	250,000	—	—
Fort Mason Master, L.P. and its affiliate (6)	333,335	*	333,335	—	—
Highbridge International LLC (7)	180,000	*	155,000	25,000	*
Hudson Bay Fund LP and its affiliate (8)	450,000	1.0%	450,000	—	—
Iroquois Master Fund Ltd. (9)	165,000	*	165,000	—	—
Gotham Makker	800,000	1.8%	150,000	650,000	1.5%
Funds affiliated with MFC Global Investment Management (U.S.), LLC (10)	450,000	1.0%	450,000	—	—
Steelhead Investments Ltd. (11)	300,000	*	300,000	—	—
UBS O’Connor LLC f/b/o O’Connor Pipes Corporate Strategies Master Ltd. (12)	300,000	*	300,000	—	—

*	Less than 1%.

(1)	Percentages are based on 44,257,744 shares of our common stock that were outstanding on October 31, 2007.

(2)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote and dispose of these shares and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., also has investment discretion and voting power over the shares held by Capital Ventures International and may be deemed to be the beneficial owner of these shares. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(3)	These shares are held by affiliates of Davidson Kempner Capital Management LLC as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
M.H. Davidson & Co.	16,139	*	1,200	14,939	*
Davidson Kempner Healthcare Fund LP	1,243,870	2.8%	93,000	1,150,870	2.6%
Davidson Kempner Healthcare International Ltd.	1,793,136	4.1%	133,200	1,659,936	3.8%
Davidson Kempner International, Ltd.	536,030	1.2%	39,600	496,430	1.1%
Davidson Kempner Institutional Partners, L.P.	281,041	*	21,000	260,041	*
Davidson Kempner Partners	156,427	*	11,400	145,027	*
Serena Limited	8,070	*	600	7,470	*

Messrs. Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman (collectively, the “Principals”), are the general partners of M.H. Davidson & Co. and MHD Management Co. (“MHD”), the general partner of Davidson Kempner Partners, the sole managing members of Davidson Kempner International Advisors, L.L.C. (“DKIA”), the investment manager of each of Davidson Kempner International, Ltd. and Serena Ltd., the sole stockholders of Davidson Kempner Advisors Inc. (“DKAI”), the general partner of Davidson Kempner Institutional Partners, L.P., the managing members of DK Group LLC (“DKG”), the general partner of Davidson Kempner Healthcare Fund LP, and the limited partners of DK Management Partners LP (“DKMP”), the investment manager of Davidson Kempner Healthcare International Ltd. Each of the Principals, MHD, DKIA, DKAI, DKG and DKMP disclaim all beneficial ownership as affiliates of a registered investment advisor, and, in any case, disclaim all beneficial ownership except as to the extent of their pecuniary interest in the shares.

(4)	These shares are held by Enable Growth Partners LP and its affiliates as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
Enable Growth Partners LP	195,500	*	195,500	—	—
Enable Opportunity Partners LP	23,000	*	23,000	—	—
Pierce Diversified Strategy Master Fund LLC, Ena	11,500	*	11,500	—	—

(5)	These shares are held by affiliates of Evergreen Investment Management Co., LLC as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
Hare & Co. f/b/o IDEX Healthcare Fund	100,200	*	100,200	—	—
Hare & Co. f/b/o ING Healthcare Fund	61,200	*	61,200	—	—
Scallopstorm & Co. f/b/o Evergreen Healthcare Fund	88,600	*	88,600	—	—

Robert Junkin, Portfolio Manager at Evergreen Investment Management Co, LLC, advisor to these selling stockholders, has voting and investment control over shares held by these selling stockholders and may be deemed to be the beneficial owner of these shares. Each of Mr. Junkin and Evergreen Investment Management Co., LLC disclaims beneficial ownership of these shares.

(6)	These shares are held as follows by the affiliates of Fort Mason Master, L.P. set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
Fort Mason Master, L.P.	313,035	*	313,035	—	—
Fort Mason Partners, L.P.	20,300	*	20,300	—	—

Fort Mason Capital, LLC serves as the general partner of each of the selling stockholder set forth above and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Daniel German serves as the sole managing member of Fort Mason Capital, LLC and also may be deemed to be the beneficial owner of these shares. Fort Mason Capital, LLC and Mr. German each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.

(7)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC and may be deemed to be the beneficial owner of these shares. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC and may be deemed to be the beneficial owners of these shares. Each of Highbridge Capital Management, LLC, Mr. Dubin and Mr. Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(8)	These shares are held by Hudson Bay Fund LP and its affiliate as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
Hudson Bay Fund LP	193,500	*	193,500	—	—
Hudson Bay Overseas Fund LTD.	256,500	*	256,500	—	—

Sander Gerber, Yoav Roth and John Doscas share voting and investment power over these shares and may be deemed to be the beneficial owners of these shares. Each of Mr. Gerber, Mr. Roth and Mr. Doscas disclaims beneficial ownership of these shares.

(9)	Joshua Silverman has voting and interest control over these shares. Mr. Silverman disclaims beneficial ownership of these shares.

(10)	These shares are held by the affiliates of MFC Global Investment Management (U.S.), LLC as set forth below:

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent		Number	Percent
BELIE 7 CO. f/b/o John Hancock Trust Emerging Growth Trust	12,876	*	12,876	—	—
CANALSIDE & CO. f/b/o John Hancock Funds II Emerging Growth Fund	91,180	*	91,180	—	—
Hare & Co. f/b/o John Hancock Small Cap Equity Fund	345,944	*	345,944	—	—

Robert P. Shea is the Portfolio Manager of each of these selling stockholders and an employee of MFC Global Investment Management (U.S.), LLC, the subadviser to these selling stockholders. Each of Mr. Shea and such subadviser has voting and investment power over these shares and may be deemed to be the beneficial owner of these shares.

(11)	HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over these shares pursuant to an Investment Management Agreement between HBK Investments L.P. and the selling stockholder, and may be deemed to be the beneficial owner of these shares. HBK Investments L.P. has delegated discretion to vote and dispose of the shares to HBK Services LLC, which may also be deemed to be the beneficial owner of these shares. The following individuals may be deemed to have control over HBK Investments L.P. and may be deemed to be the beneficial owners of these shares: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Laurence H. Lebowitz and William E. Rose.

(12)	O’Connor PIPES Corporate Stategies Master Limited is the selling stockholder of these shares and is a fund which cedes investment control to UBS O’Connor LLC, its Investment Manager. The Investment Manager makes all of the investment and voting decisions with respect to these shares. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG which is listed on the New York Stock Exchange and an affiliate of UBS Securities LLC, which acted as a joint-lead placement agent for us in the offer and sale of shares of our common stock to the selling stockholders in October 2007.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, directly or through one or more underwriters, broker-dealers or agents, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. After the registration statement of which this prospectus is a part has been declared effective by the SEC, the selling stockholders may sell the shares of common stock using one or more, or a combination of the following methods:

•	on the NASDAQ Global Market (or any other exchange on which the shares may be listed);

•	on the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker or dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424(b) or under any applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with distributions of the shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which institutions may, in turn, engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of our common stock short and redeliver these shares to close out the selling stockholders’ short positions provided the selling stockholders have met their prospectus delivery obligations at the time of the short sale. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers or other financial institutions that may in turn sell these shares under this prospectus as supplemented. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or at prices set in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement that includes this prospectus. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder or purchasers of selling stockholders’ shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

To the extent that any selling stockholder or any underwriter, broker-dealer or agent that participates in the sale of the shares of common stock or interests therein by a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, any discount, commission, concession or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. To our knowledge, none of the selling stockholder writers is an “underwriter” with respect to the shares being offered hereby; however, in the event that any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the shares being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares. To our knowledge, none of the selling stockholders received any shares as underwriting compensation.

We will bear all of the costs, expenses and fees in connection with the registration of the shares of common stock, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares, which will be borne by the selling stockholder selling such shares of common stock. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the shares by such selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed with each selling stockholder to keep the registration statement of which this prospectus constitutes a part effective with respect to its shares of our common stock until the earlier of (1) the second anniversary of the date the registration statement becomes effective, (2) the date on which all shares purchased from us by such selling stockholders are sold pursuant to the registration statement, or (3) the date on which all shares purchased from us by such selling stockholders become eligible for resale by non-affiliates of ours pursuant to Rule 144(k) promulgated under the Securities Act (or any rule of similar effect).

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Cooley Godward Kronish LLP, San Diego, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered for resale by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered for resale by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.sequenom.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 30, 2007, as amended by Form 10-K/A, filed with the SEC on April 23, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, filed with the SEC on May 15, 2007 and August 13, 2007, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 24, 2007, January 29, 2007, February 20, 2007, April 6, 2007, April 25, 2007, June 26, 2007, July 9, 2007, July 13, 2007, October 16, 2007, October 26, 2007 and November 1, 2007;

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2000, including any amendments or reports filed for the purposes of updating this description.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents, without charge by requesting them from us. You should direct any written or oral requests for any of the foregoing documents to:

Investor Relations

Sequenom, Inc.

3595 Johns Hopkins Court

San Diego, California 92121

(858) 202-9000